Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of MITY Enterprises, Inc. on Form S-8 of our reports dated May 25, 2001 and October 19, 2001, appearing in the Annual Report on Form 10-K of MITY Enterprises, Inc. for the year ended March 31, 2001 and in the Annual Report on Form 11-K of the Mity-Lite, Inc. Employee Retirement Plan for the year ended December 31, 2000, respectively.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Salt Lake City, Utah
March 28, 2002